Exhibit 99.1

Investor Contact:	Media Contact:

Targeted Genetics Corporation	Targeted Genetics Corporation
Stephanie Seiler, Ph.D.	Courtney Self
(206) 521-7823	(206) 521-7392

TARGETED GENETICS ADJUSTS BUSINESS STRATEGY TO PURSUE NEAR TERM OPPORTUNITIES

- Reduction in expenses and focus on key strategic programs to extend cash horizon -

Seattle, WA – December 17, 2002 – Targeted Genetics Corporation (Nasdaq: TGEN) today announced that it is initiating a strategic adjustment to its business strategy in order to best leverage its most promising product development opportunities and to extend its operating capital. The Company will focus on filing INDs for its product development programs in rheumatoid arthritis and AIDS prophylaxis in 2003 and on advancing its clinical development program in cystic fibrosis. In concert with the narrowing of focus around the Company’s key strategic assets and programs, additional cost reduction measures are being implemented with the goal of extending the Company’s operating capital to the end of 2003. Adjustments to the Company’s operating plan will include reductions in expenses and continued pursuit of partnerships or other strategic transactions that would provide value to the Company and its shareholders. Toward this end, the Company is undertaking the following actions:

-	Reducing and consolidating fixed operating costs;
-	Identifying and pursuing development partners for the Company’s hemophilia, cystic fibrosis and oncology product development programs;
-	Exploring opportunities to derive revenue by leveraging the Company’s manufacturing capacity;
-	Pursuing capital raising options available to the Company;
-	Consolidating the Company’s operations in Seattle.

Additionally, the Company has notified approximately 70 employees that, subject to the outcome of these activities, their positions will be eliminated in 60 days. The 60-day notice is being provided in keeping with the Worker Adjustment and Retraining Notification (WARN) Act.

“2002 has been a challenging year for many in the biotechnology industry, and our circumstances are not unique. We are adjusting our strategy so as to best weather this period of economic uncertainty,” said H. Stewart Parker, President and Chief Executive Officer of Targeted Genetics. “While we have made significant progress in a number of our programs over the past 18 months, we cannot pursue all of our opportunities with our current financial resources. Therefore, we are concentrating our resources on our product development programs in AIDS prophylaxis, arthritis and cystic fibrosis while we pursue our options to secure additional funding. We believe that the best way to realize the potential of our programs and our technologies is to extend our operating horizon so as to provide additional time to secure the financial resources we need to fund these promising opportunities. The reduction in expenses and consolidation of our operations that we are undertaking now are intended to provide the operating horizon and reduced burn rate to better help us to accomplish these objectives.”

Targeted Genetics develops gene therapy products for treating acquired and inherited diseases. The Company has a lead clinical product development program targeting cystic fibrosis and a promising pipeline of product candidates focused on hemophilia, arthritis, cancer and AIDS prophylaxis. The Company has a broad platform of gene delivery technologies and, through its majority-owned subsidiary, CellExSys, Inc., a promising body of technology for cellular therapy. For more information about Targeted Genetics Corporation and CellExSys, Inc., please visit the Company’s web site at http://www.targetedgenetics.com.

NOTE: This release contains forward-looking statements regarding our proposed restructuring, the research and development of our product candidates and the availability of financial resources, which are based on the opinions and estimates of our management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Inaccurate assumptions and known and unknown risks and uncertainties can affect the accuracy of these forward-looking statements. Actual results could differ materially from expectations for a number of reasons, including delayed progress and unfavorable results in our research and clinical trials, failure to successfully complete the restructuring and the failure to find additional collaborative partners or funding, as well as the other risk factors described in the section entitled “Factors Affecting Our Operating results, Our Business and Our Stock Price” included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 filed with the Securities and Exchange Commission. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. We undertake no obligation to update any forward-looking statement to reflect new information, circumstances or events after the date of this release or to reflect the occurrence of unanticipated events.

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